Exhibit 5.1

April 2, 2013

Warren Resources, Inc.
1114 Avenue of the Americas, 34th Floor
New York, New York 10036

Warren Resources of California, Inc.
301 East Ocean Blvd., Suite 1010
Long Beach, California 90802

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Warren Resources, Inc., a Maryland corporation (the “Corporation”), and Warren Resources of California, Inc., a California corporation (the “Subsidiary Guarantor,” and together with the Corporation, the “Registrants”), in connection with a Registration Statement (the “Registration Statement”) on Form S-3 filed by the Registrants under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $400,000,000 of some or all of the following securities (the “Registered Securities”): (i) the Corporation’s unsecured senior debt securities (the “Senior Debt Securities”); (ii) the Corporation’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation; (iv) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of the Corporation; (v) depositary shares representing shares of the Preferred Stock (the “Depositary Shares”); (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the “Warrants”); (vii) the Corporation’s stock purchase contracts obligating holders to purchase Common Stock at a future date or dates (the “Stock Purchase Contracts”); (vii) the Corporation’s stock purchase units (the “Stock Purchase Units”), consisting of Stock Purchase Contracts and either Debt Securities or debt securities of third parties, including U.S. treasury securities; and (viii) the Subsidiary Guarantor’s guarantees (the “Guarantees”) of the Debt Securities.

Each series of Senior Debt Securities and any related Guarantees will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Senior Debt Indenture”) relating to Senior Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into among the Corporation, the Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture Trustee”). Each series of Subordinated Debt Securities and any related Guarantees will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Subordinated Debt Indenture”) relating to Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into among the Corporation, the Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Indenture Trustee”). Each Depositary Share will be issued pursuant to a deposit agreement (the “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in an applicable form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Unit will be issued pursuant to a unit agreement (the “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

We have examined such documents and records as we deemed appropriate, including, but not limited to, the following:

i.                  The Registrants’ Articles of Incorporation, as amended.

ii.               The Registrants’ Bylaws, as amended.

iii.            Resolutions duly adopted by the Boards of Directors of the Registrants authorizing the filing of the Registration Statement.

iv.           The Registration Statement and exhibits thereto.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.  In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon ’statements and representations of officers and other representatives of the Corporation and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution, delivery and performance by the Corporation of the Senior Debt Indenture and any supplemental indentures and the terms of any and each series of Senior Debt Securities in accordance with the terms of the Senior Debt Indenture; (b) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate action; (c) all legally required consents, approvals, authorizations and orders of the Commission and any other applicable regulatory authorities are obtained; and (d) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee in accordance with the terms of the Senior Debt Indenture, then, upon the happening of all such events, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms and the terms of the Senior Debt Indenture.

2.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution, delivery, and performance by the Corporation of the Subordinated Debt Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities in accordance with the Subordinated Debt Indenture; (b) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action; (c) all legally required consents, approvals, authorizations and orders of the Commission and any other applicable regulatory authorities are obtained; and (d) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee in accordance with the Subordinated Debt Indenture, then, upon the happening of all such events, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms and the terms of the Subordinated Debt Indenture.

3.             When, as and if (a) appropriate corporate action has been taken to authorize the issuance and delivery by the Corporation of Common Stock; (b) all legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; and (d) certificates representing shares of Common Stock have been duly executed and delivered to their record owners by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4.             When, as and if (a) all appropriate corporate action has been taken to authorize the issuance and delivery by the Corporation of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Maryland Department of Assessment and Taxation; (b) such certificate of designation shall have been executed by duly authorized officers of the Corporation and filed by the Corporation, all in accordance with the laws of the State of Maryland; (c) all legally required consents, approvals, authorizations and orders of the Commission and any other applicable regulatory authorities are obtained; (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed and delivery to their record owners by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

5.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution, delivery and performance by the Corporation of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock; (b) certificates representing Depositary Shares with such terms are duly executed, attested, issued and delivered to their record owners by duly authorized officers of the Corporation in accordance with applicable law against payment therefor in the manner provided for in the applicable Deposit Agreement and such corporate action; and (c) shares of the underlying Preferred Stock shall have been duly issued and delivered in accordance with the applicable Deposit Agreement, then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

6.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery by the Corporation of a Warrant Agreement (including a form of certificate evidencing the Warrants); (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment therefor in the manner provided for in the applicable Warrant Agreement and such corporate action; and (c) the securities underlying the Warrants have been reserved for issuance in accordance with the terms of the Warrants by appropriate corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

7.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery by the Corporation of the Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts); (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment therefor in the manner provided for in the Stock Purchase Contract Agreement and such corporate action; and (c) the securities being purchased pursuant to the Stock Purchase Contracts have been reserved for issuance in accordance with the terms of the Stock Purchase Contracts by all appropriate corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

8.             When, as and if (a) all appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery by the Corporation of the Unit Agreement (including a form of certificate evidencing the Units); (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment therefor in the manner provided for in the Unit Agreement and such corporate action; and (c) the Units and the securities underlying the Units have been reserved for issuance in accordance with the terms of the Unit Agreement by all appropriate corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

9.             When, as and if (a) all appropriate corporate action has been taken by the Subsidiary Guarantor to authorize the form, terms, execution and delivery of the Guarantees; (b) the Guarantees with such terms are duly executed, endorsed, issued and delivered by duly authorized officers of the Subsidiary Guarantor; and (c) the Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are issued and in accordance with such corporate action and when payment therefor is received in accordance with such corporate action, then, upon the happening of such events, such Guarantees will constitute valid and binding obligations of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with their terms.

Our opinions set forth herein are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) rights of acceleration and the availabilities of equitable remedies, and (iv) an implied covenant of good faith and fair dealing.

We express no opinion as to the laws of any jurisdiction other than the State of Maryland, the State of California, the State of New York (solely as it relates to the Debt Securities) and the securities laws of the United States of America (excluding the Trust Indenture Act of 1939, as amended). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.

Very truly yours,

/s/ Patton Boggs LLP

PATTON BOGGS LLP